EXHIBIT 21.1
                                                                   ------------


                      Subsidiaries of the Registrant

Subsidiary                       Place of Incorporation               D/B/A Name
------------------------------------------------------------------------------------------------
Personics Corporation                  Delaware, USA             Personics Corporation

WorkGroup GmbH i.L.                    Germany                   N/A

Kurt Software GmbH i.L.*               Germany                   N/A

Datawatch International Limited        England and Wales         Datawatch International Limited

Datawatch GmbH**                       Germany                   Datawatch GmbH

Datawatch France SARL**                France                    Datawatch France SARL

Datawatch Pty Ltd.**                   Australia                 Datawatch Pty Ltd.

Datawatch Europe Limited**             England and Wales         Datawatch Europe Limited


* All of the shares of capital stock of Kurt Software GmbH i.L. (formerly Pole Position Software GmbH) are owned by WorkGroup GmbH i.L.

** All of the shares of capital stock of Datawatch GmbH, Datawatch France SARL, Datawatch Pty Ltd. and Datawatch Europe Limited are owned by Datawatch International Limited.